SHARE PURCHASE AGREEMENT

BY

[__]

AS SELLER

AND

VERNIY AKTIV

AS BUYER

CONCERNING

CASPIAN INTERNATIONAL OIL CORPORATION

DATED [________], 2008

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this Agreement), dated as of  [________], 2008 (the Effective Date), is hereby entered into by and between [NAME], an individual residing at [address] (the Seller) and VERNIY AKTIV, a closed unit risk investment fund organized under the laws of the Republic of Kazakhstan (in accordance with certificate of state registration for share issuance No. 30/05, issued by the Market and Financial Entity Regulation and Supervisory Agency of the Republic of Kazakhstan on June 13, 2007) with a legal address of 117/6 Dostyk Ave., Almaty, Kazakhstan 050059 (the Buyer), as represented by its portfolio manager, VERNIY CAPITAL JOINT STOCK COMPANY, a joint stock company organized under the laws of the Republic of Kazakhstan (in accordance with state registration certificate No. 81096-1910-АО, issued by Department of Justice of Almaty on October 19, 2006 and license manage portfolio investments No. 0403200678, issued by the Market and Financial Entity Regulation and Supervisory Agency of the Republic of Kazakhstan on dated April 19, 2007), with a legal address of 117/6 Dostyk Ave., Almaty, Kazakhstan 050059, with respect to the sale of shares in CASPIAN INTERNATIONAL OIL CORPORATION, a Delaware corporation with offices located at 1800 West Loop South, Suite 850, Houston, Texas USA 77027 (the Company).  The Seller and Buyer are each referred to herein individually as a Party to this Agreement, and collectively as the Parties to this Agreement.

NOW, THEREFORE, in consideration of the premises set out above and the provisions set out below the Parties agree as follows:

ARTICLE I – DEFINITIONS

Definitions

1.1  As used in this Agreement:

Affiliate shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such entity or to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Stock, by contract or otherwise.

Agreement shall mean this Share Purchase Agreement, dated as of [________], 2008.

Bankruptcy Code shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

Business Day shall mean a day of the year on which banks are not required or authorized by law to close in New York City.

Buyer shall have the meaning set forth in the recitals to this Agreement.

Closing shall have the meaning set forth in Section 2.2(a).

Company shall have the meaning set forth in the recitals to this Agreement.

Confidential Information shall mean, with respect to both Parties hereto, this Agreement, and with respect to each Party hereto, all information delivered by the other Party to such Party in connection with this Agreement, negotiations with respect to this Agreement and the transactions contemplated by or otherwise pursuant to this Agreement; provided, however, that such term does not include information that (a) was publicly known or otherwise known to the receiving Party prior to the time of such disclosure, (b) was disclosed to the receiving Party on a non-confidential basis prior to this Agreement; (c) subsequently becomes publicly known through no act or omission by the receiving Party or any Person acting on such Party’s behalf, or (d) otherwise becomes known to the receiving Party other than through disclosure by the delivering Party or any Person with a duty to keep such information confidential.  Damages shall mean the amount of any actual liability, loss, cost expense, claim award, or judgment incurred or suffered by any Party hereto, as limited by Section 5.2 hereof, arising out of or resulting from any breach of the representations, warranties or covenants of this Agreement, provided, however, that Buyers and Sellers shall not be entitled to compensation under Section 5.2 for, and Damages shall not include, loss of profits or other indirect or consequential damages suffered by the Party claiming damages, or any special or punitive damages.

Encumbrance shall mean any lien, mortgage, pledge, encumbrance, proxy, voting trust, voting agreement, adverse claim, contractual restriction on transfer or any other charge effecting the title to or rights of the holder of any Shares.

Escrow Agent shall have the meaning set forth in Section 2.2(b).

Escrowed Documents shall have the meaning set forth in Section 2.2(b).

Faris Agreement shall have the meaning set forth in Section 2.2(a).

Governmental Authority shall mean any nation and any political subdivision of such nation, and any government, department, court, commission, board, bureau, ministry, agency, or other instrumentality of such a nation or political subdivision, which exercises or is entitled to excise administrative, executive, judicial legislative, police, regulatory or taxing authority.

Law shall mean any law, statute, rule, regulation, ordinance, order, decree, requirement, judgment, or code of any Governmental Authority that had both been published by any Governmental Authority or recognized commercial compiler of laws in effect at the time of the activity in question.

Material Adverse Effect shall mean, with respect to any Person, a negative financial impact on the business, assets or financial condition of such Person that, when expressed in monetary terms is equal to or greater than US$50,000 (fifty thousand United States dollars).

Notice shall have the meaning set forth in Section 6.1.

Party shall mean the Seller or Buyer, and Parties shall mean the Buyer and the Seller collectively.

Person shall mean any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agent thereof.

Purchase Price shall have the meaning set forth in Section 2.1.

Releasees shall have the meaning set forth in Section 5.1(a).

Share shall mean any one of, and Shares shall mean collectively, the [number] ([number in words]) shares of the Company’s stock held by the Seller, which represent 100% of the Seller’s equity ownership in the Company.

Securities Act shall mean the United States Securities Act of 1933, as amended.

Securities Exchange Act shall mean the United States Securities Exchange Act of 1934, as amended.

Seller shall have the meaning set forth in the recitals to this Agreement.

Tax shall mean all taxes, including income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, transportation tax, value added tax, withholding tax, gross proceeds or receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, service tax, transfer tax, use tax, excise tax, premium tax, customs duties, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, social security, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, labor participation, and any other assessments, duties, fees, levies or other charges imposed by a Governmental Authority, together with any interests, fine or penalty on such Tax.

Voting Stock shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the occurrence of such contingency.

References; Rules of Construction

1.2  In this Agreement:

(a)  References to any gender include a reference to all other genders;

(b)  References to the singular include the plural, and vice versa;

(c)  Reference to any Article or Section means an Article or Section of this Agreement;

(d)  Reference to any Attachment or Schedule means an Attachment or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e)  Unless expressly provided to the contrary, “hereunder,” “hereof,” “herein,” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

(f)  “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term; and

(g)   in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

ARTICLE II – PURCHASE AND SALE

Purchase and Sale

2.1(a)  In accordance with the terms and conditions set forth in this Agreement, Buyer hereby agrees to buy, and the Seller hereby agrees to sell, the Shares of the Company at a price of US$0.285 (zero United States dollars and twenty eight and a half cents) per Share, for a total purchase price of US$[number] ([number in words] United States dollars) (the Purchase Price).  Upon sale, all Shares shall be fully paid and non-assessable and free and clear of all Encumbrances.  [These Shares are restricted and unregistered Shares.  Seller makes no legal representation regarding the eligibility of such Shares for registration.] OR [The certificate for these Shares is not legended, and the Seller is not an affililiate of the Company, as “affiliate” is defined in SEC Rule 144.]

(b)  In exchange for delivery of the Purchase Price by wire transfer of immediately available funds to the Seller’s bank account, Seller must deliver to Buyer [certificates for the Shares, duly endorsed for transfer or accompanied by an instrument of transfer in such form as may be necessary or required by Law to transfer to the Buyer ownership of the Shares][documentation necessary or required by Law to transfer ownership of the Shares to an account designated by the Buyer and consummate the sale of such Shares and perfection of their ownership by the Buyer].

Closing

2.2(a)  The Closing (the Closing) shall occur simultaneous with the closing under the Share Purchase Agreement dated this date between George Faris and the Buyer (the Faris Agreement).

(b)  Prior to the Closing, Seller shall deliver to Robert Brantl, Esq., Seller’s counsel and the Escrow Agent named in the Faris Agreement (the Escrow Agent), the documents described in Section 2.1(b) hereof (the Escrowed Documents).

(c)  Prior to the Closing, Buyer shall deposit the Purchase Price with the Escrow Agent.

(d)  The parties hereby jointly direct the Escrow Agent that at the Closing he should pay over the Purchase Price to the Seller by wire transfer (net of a $12.50 wire transfer fee, and should deliver the Escrowed Documents to counsel for the Buyer.

(e)  In the event that the Escrow Agent reasonably determines that there is no substantial likelihood that a closing will occur under the Faris Agreement, the Escrow Agent is hereby directed that he should return the Purchase Price to the Buyer (at such address as Buyer’s counsel shall indicate) and should return the Escrowed Documents to the seller.

Allocation of Taxes

2.3  Each of the Parties hereto shall be responsible for, and entitled to any refunds with respect to, all Taxes arising from the transactions contemplated by this Agreement that are measured by income, profit or capital gain and are incurred by or imposed on them or are otherwise imposed on them by applicable legislation.  The Seller shall be responsible for payment of all transfer Taxes, if any, arising from the transfer of the Shares under the Federal law of the United States of America or the laws of the State of New York.

ARTICLE III – REPRESENTATIONS AND WARRANTIES

General Statements

3.1(a) Except as expressly set forth in this Agreement, each Party hereto is only making the representations and warranties to the other Party hereto which are expressly set forth in this Article III, and no others with respect to the matters contained herein.

(b)  Subject only to any matter which is expressly stated in this Agreement, the Buyer and Seller represent and warrant to the other and any of their respective successors and assigns that all warranties made by the representing Party pursuant to this Agreement are accurate in all respects and not misleading as of the date of this Agreement, subject to any qualifications, limitations or exclusions contained elsewhere in this Agreement.

(c)  The Seller acknowledges that the Buyer has entered into this Agreement in reliance upon, among others, each representation and warranty contained in this Section 3.1 and Section 3.2.  The Buyer acknowledges that the Seller has entered into this Agreement in reliance upon, among others, each representation and warranty contained in this Section 3.1 and Section 3.3.

(d)  Where any statements in the representations and warranties contained in this Article III are qualified by the expression “so far as the Party is aware”, or “to the best of the knowledge, information and belief of the Party”, or any similar expression, the applicable Party shall be deemed to have full knowledge of anything which such Party has or had actual knowledge.

Representations and Warranties of the Seller

3.2  Seller hereby represents and warrants to the Buyer as follows:

(a)  Authorization of Agreement.  Seller has full power and authority to enter into and perform this Agreement.  This Agreement has been duly executed and delivered by Seller and, assuming due execution and authorization by the Buyer, constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar creditors' rights generally and by general principles of equity.

[(b)  Organization; Good Standing; Authorization of Agreement.  The Seller is a {company} duly organized, validly existing, and in good standing under the laws of {New York} and is duly qualified and in good standing in all other jurisdictions in which the conduct of its business or the ownership of its assets requires such qualification.  The Seller has full corporate power and authority to hold interests and carry on its business as it has been and is now being conducted.  The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement have been duly authorized by all necessary company action of Seller.  This Agreement has been duly executed and delivered by Seller and, assuming due execution and authorization by the Buyer, constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar creditors' rights generally and by general principles of equity.][for entity sellers – reletter later reps if used]

(b)  No Conflicts.  Except as expressly set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby, will (A) violate any order, judgment, or decree applicable to Seller; (B) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Seller is a party or by which Seller is bound; (C) result in the creation of any lien, charge, or Encumbrance upon the assets or properties of Seller; (D) give rise to any preferential purchase rights; or (E) cause Seller to become “insolvent” for purposes of the Bankruptcy Code.

(c)  Consents.  No consent, approval, or authorization of, or designation, declaration, or filing with, any Governmental Authority or other third Person is required on the part of Seller in connection with Seller’s execution, delivery, and performance of this Agreement.

(d)  Legal Proceedings.  To Seller’s best knowledge, information and belief, there is no pending or threatened claim, action, lawsuit, arbitration, proceeding, or investigation against Seller which might bring into question the validity or propriety of this Agreement or the consummation of the transactions contemplated by this Agreement or which has or may have a Material Adverse Effect on Seller or may result in a Material Adverse Effect on Seller or Seller’s ability to consummate the transactions contemplated hereby.  Seller is not subject to any material judgment, order, writ, injunction or decree that has not been satisfied or complied with.

(e)  No Payments Due.  Seller has not made or committed to make, in connection with the transactions contemplated by this Agreement, any payments in the form of (A) consulting or other fees in violation of any statue, regulation or policy applicable to the Seller; (B) commissions; or (C) brokers’ or finders’ fees, other than those for which the Seller is solely responsible.

(f)  Ownership of Shares.  The Shares represent 100% of Seller’s shares and equity interests of any sort whatsoever (including options, warrants, convertible debt and other instruments of any type) in the Company, and Seller is the legal and beneficial owner of the Shares, and the Shares are now and shall on the Closing Date be free and clear of any Encumbrances.

(g)  No Solicitation.  To the best of Seller’s knowledge, information and belief, neither the Buyer nor any of the Buyer’s Affiliates has engaged in any solicitation or open offer of purchase or communicated any such offer or solicitation to any third Person in connection with the transactions contemplated in this Agreement.

(h)  Acknowledgement.  Seller understands, acknowledges and agrees that, following the consummation of the transactions contemplated by this Agreement, the Company may, in the future, decide to engage in a reorganization, recapitalization, merger, tender offer, “going private” transaction or other action which affects the structure of the Company generally.

Representations and Warranties of the Buyer

3.3  Buyer represents and warrants to the Seller as follows:

(a)  Organization; Good Standing; Authorization of Agreement.  The Buyer is a closed unit risk investment fund duly organized, validly existing, and in good standing under the laws of the Republic of Kazakhstan and is duly qualified and in good standing in all other jurisdictions in which the conduct of its business or the ownership of its assets requires such qualification.  The Buyer is owned solely by Timur Bergaliyev, an individual residing at 10B Abay St., Apt. 9, Almaty, Kazakhstan.  The Buyer has full corporate power and authority to hold interests and carry on its business as it has been and is now being conducted.  The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement have been duly authorized by all necessary company action of the Buyer.  This Agreement has been duly executed and delivered by the Buyer and, assuming due execution and authorization by the Seller, constitutes a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the same may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar creditors' rights generally and by general principles of equity.

(b)  No Conflicts.  Except as expressly set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, will (A) violate any order, judgment, or decree applicable to Buyer; (B) violate the organizational documents of the Buyer; (C) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which Buyer is a party or by which Buyer is bound; (D) result in the creation of any lien, charge, or Encumbrance upon the assets or properties of Buyer; (E) give rise to any preferential purchase rights; or (F) cause Buyer to become “insolvent” for purposes of the Bankruptcy Code.

(c)  Consents.  No consent, approval, or authorization of, or designation, declaration, or filing with, any Governmental Authority or other third Person is required on the part of Buyer in connection with Buyer’s execution, delivery, and performance of this Agreement.

(d)  Legal Proceedings.  To Buyer’s best knowledge, information and belief, there is no pending or threatened claim, action, lawsuit, arbitration, proceeding, or investigation against Buyer which might bring into question the validity or propriety of this Agreement or the consummation of the transactions contemplated by this Agreement or which has or may have a Material Adverse Effect on Buyer or may result in a Material Adverse Effect on Buyer or Buyer’s ability to consummate the transactions contemplated hereby.  Buyer is not subject to any material judgment, order, writ, injunction or decree that has not been satisfied or complied with.

(e)  No Payments Due.  Buyer has not made or committed to make, in connection with the transactions contemplated by this Agreement, any payments in the form of (A) consulting or other fees in violation of any statue, regulation or policy applicable to the Buyer; (B) commissions; or (C) brokers’ or finders’ fees, other than those for which the Buyer is solely responsible.

(f)  Financing Capability.  Buyer now has sufficient funds and credit facilities and, at Closing, will have sufficient funds available to pay the Purchase Price.  Such funds are not reserved for any other use or purpose, are not otherwise restricted or encumbered in a manner that would interfere with the consummation of the transactions contemplated by this Agreement, by any agreement or other instrument to which Buyer is a party or by which it may be bound, or subject to any lien, attachment, or other judicial process, whether final or interim.

(g)  Status.  Buyer is not a “U.S. Person” within the definition set forth in Rule 902(k) promulgated under the Securities Act, is an “Accredited Investor” within the definition set forth in Rule 501(a) of the Securities Act, and the Shares purchased pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof.  Buyer further represents that at no time has it been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

(h)  Resale Representations.  Buyer will not sell or otherwise transfer the Shares unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act; provided, however, that, notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

Effect of Closing; Duration of Representations and Warranties

3.4  The representations and warranties made by the Parties and all other provisions of this Agreement, and any other documents to be executed by the Parties pursuant to or in connection with this Agreement insofar as the same shall not have been performed at the Closing shall not be extinguished or affected by such Closing, or by any other event or matter whatsoever (including, without limitation, any satisfaction and/or waiver of the conditions precedent set out in this Agreement).  The representations, warranties, and acknowledgements in favor of either Party hereto contained in this Article III shall be valid at the Effective Date and at Closing and shall survive for a period of 1 (one) year after the Closing Date.

ARTICLE IV – COVENANTS OF THE PARTIES

Covenants

4.1  The Parties shall not issue any press release or make any public statement in connection with this Agreement except as required by applicable law or any stock exchange or other self-regulatory organization requirement; provided, however, that any Party may make disclosures to any of its Affiliates as such Party in its sole discretion deems appropriate if such Affiliate agrees to be bound by the confidentiality provisions set forth in Section 6.6 of this Agreement; and further provided, that the Parties hereto may discuss the transactions contemplated by this Agreement with the Company.

ARTICLE V – INDEMNIFICATION AND LIMITATION ON LIABILITY

Indemnification and Covenant Not to Sue

5.1(a)  With the exception of any claims made with respect to this Agreement or the transactions contemplated herein, the Seller hereby on behalf of himself and any of his Affiliates releases and discharges the Buyer, the Company, any Affiliates of the Company, and any of their respective directors, officers, parents, subsidiaries, agents, attorneys, and their respective successors and assigns (collectively, the Releasees), from all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, against the Releasees, which the Seller ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement and thereafter.

(b)  With the exception of any claims made with respect to this Agreement or the transactions contemplated herein, the Seller hereby on behalf of himself and any of his Affiliates covenants to the Releasees, never to, and never to cause any affiliate of the Seller to, bring, commence, maintain, make, assert, assist, request, or prosecute, directly or indirectly, against any Releasee, any claim (including claims for indemnity and/or contribution in any form), demand, action, suit, request, proceeding, or cause of action, in law or equity, for damages or other relief arising out of or in connection with the Seller’s relationship with the Company generally; provided, however, that notwithstanding any of the foregoing, nothing in this Agreement shall (i) preclude the Seller from complying with a request or demand for assistance or cooperation from any regulatory body or (ii) constitute a waiver of any defense available to the Seller in response to any claim against it by a person or entity not a party to this Agreement.

Limitation on Liability

5.2  Neither Party shall have the right to seek damages under or in connection with this Agreement, except to the extent the aggregate amount of Damages incurred by a Party exceeds US$50,000 (fifty thousand United States dollars), after which all such amounts exceeding such amount shall be subject to a claim or action for damages under or in connection with this Agreement and to a maximum amount equal to the value of this Agreement.

ARTICLE VI – MISCELLANEOUS

Notice

6.1  Any notice, demand, request, consent, approval, declaration, delivery or other communication (Notice) hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person, by telecopy or by overnight courier (signature required only for Notices sent within the United States), addressed as follows:

if to Seller, at:
[name]
[address]

with a copy to:
Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533

if to Buyer, at:
Verniy Aktiv
c/o Eisenberg & Sima LLP
102 Park Ridge Lane
White Plains, NY 10603

With a copy (no signature required) to:
Timur Bergaliyev
10B Abay St., Apt. 9
Almaty, Kazakhstan

If to the Escrow Agent, to Robert Brantl as above.

or to such other address as may be substituted by Notice given as herein provided, with the condition that any substitute address for the primary notice must be an address within the United States.  The giving of any Notice required hereunder may be waived in writing by the Party entitled to receive such Notice.  Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or faxed (unless faxed on a day which is not a Business Day or after normal business hours of the recipient, in which case delivery shall be deemed to have been given the next Business Day) and the next Business Day after deposit with an overnight courier service.

Expenses

6.2  Except as otherwise set forth in this Agreement, each Party shall bear 100% of the reasonable fees and expenses actually incurred by such Party in connection with the authorization, preparation, or execution of this Agreement, and all Attachments and Schedules to this Agreement including any other agreements required to be entered into as conditions precedent to this agreement, and all other matters related to the Closing, including, without limitation, all fees and expenses of such Party’s legal counsel, accountants, and financial advisers employed by such Party, whether or not the transactions contemplated by this Agreement shall be consummated.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

6.3(a)  This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b)  The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the Parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  The Parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Parties also waive any right that they may have under the Hague Convention to the service of papers overseas and any translation of papers, and Buyer designates its attorneys Eisenberg & Sima LLP, as its agent for process of service for service of any court pleadings relating to any proceeding or claims between the Parties.

(c)  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  Each Party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Successors and Assigns

6.4  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, except that no Party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the other Parties hereto.

No Third Party Beneficiaries

6.5  Nothing in this Agreement shall entitle any Person other than Sellers and the Buyers to any claim, cause of action, remedy, or right of any kind.

Confidentiality

6.6  Each Party shall maintain the confidentiality of the other Party’s Confidential Information in accordance with procedures adopted by such Party in good faith to protect confidential information of third parties delivered to such Party; provided, however, that each Party may deliver or disclose Confidential Information to (a) such Party’s representatives who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 6.6, (b) any Governmental Authority having jurisdiction over such Party to the extent required by Law, or (c) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any Law applicable to such Party, (ii) in response to any subpoena or other legal process, or (iii) in connection with any litigation to which such Party is a party; provided, however, that, in the cases of clauses (c) or (d), such Party shall provide the other Party with prompt written notice thereof so that such Party may seek (with the cooperation and reasonable efforts of the other Party) a protective order, confidential treatment or other appropriate remedy.  In any such event, such Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other Party.

Amendments; Waivers

6.7  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the Parties.  Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce or timely enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.  The rights and remedies of any Party based upon, arising out of or otherwise in respect of any breach of any covenant or agreement or failure to fulfil any condition, shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other covenant or agreement as to which there is no breach.

Severability

6.8  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Headings

6.9  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

Entire Agreement

6.10  This Agreement and the documents to be executed under this Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter of this Agreement.

Counterparts

6.11  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Further Assurances

6.12  Each Party will, and will use all reasonable efforts to, take or cause to be taken all actions, and do or cause to be done all other things, necessary, proper or advisable in order to give full effect to this Agreement.  Each Party shall negotiate, execute and deliver all reasonably required documents and do all other acts which may be reasonably requested by any other Party hereto to implement and carry out the terms and conditions of this Agreement.  Each Party shall use its commercially reasonable efforts not to take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement.

Construction

6.13  The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against either Party.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

[NAME], as Seller
By
[name]

VERNIY AKTIV, as Buyer
VERNIY CAPITAL JOINT STOCK COMPANY, as Portfolio Manager

By
Name: Almat Tulemissov Title: Deputy Chairman